UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2023

DIGITAL ALLY, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33899	20-0064269
(State or other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

14001 Marshall Drive, Lenexa, KS 66215

(Address of Principal Executive Offices) (Zip Code)

(913) 814-7774

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.001 par value	DGLY	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Effective January 10, 2023, the Compensation Committee of the Board of Directors (the “Committee”) of the Company set the annual base salaries of Stanton E. Ross, Chief Executive Officer, Peng Han, Chief Operating Officer and, and Thomas J. Heckman, Chief Financial Officer, Treasurer and Secretary, at $250,000, $250,000 and $120,000, respectively for 2023.

The Committee determined that Stanton E. Ross will be eligible for bonuses of up to a total of $250,000 in 2023, and Peng Han will be eligible for bonuses of up to a total of $125,000 in 2023, based on each person’s performance during the year. The Committee will review each executive officer’s performance on a periodic basis during 2023 and determine what, if any, portion of the bonus he has earned and will be paid as of such point.

The Committee awarded Stanton E. Ross 350,000 shares of restricted common stock that will vest one half on January 10, 2024 and one half on January 10, 2025 provided that he remains an officer on such dates. Peng Han was awarded 100,000 shares of restricted common stock that will vest 20,000 shares on January 10, 2024, January 10, 2025, January 10, 2026, January 10, 2027 and January 10, 2028 provided that he remains an officer on such dates. The Committee awarded employees a total of 250,000 shares of restricted common stock that will vest one half on January 10, 2024 and one half on January 10, 2025 provided that they remain employees on such dates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 11, 2023

Digital Ally, Inc.

By:	/s/ Stanton E. Ross
Name:	Stanton E. Ross
Title:	Chairman and Chief Executive Officer